Exhibit 1.1

NATIONAL HEALTH INVESTORS, INC.

(a Maryland corporation)

2,400,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: August 14, 2024

NATIONAL HEALTH INVESTORS, INC.

(a Maryland corporation)

2,400,000 Shares of Common Stock

UNDERWRITING AGREEMENT

August 14, 2024

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

As Forward Sellers and Representatives of the several Underwriters named in Schedule A hereto

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Wells Fargo Bank, National Association

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

As Forward Purchasers

Ladies and Gentlemen:

Each of (i) National Health Investors, Inc., a Maryland corporation (the “Company”), and (ii) BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp. (in their capacities as sellers of Borrowed Shares (as defined below), the “Forward Sellers”) confirms its agreement with the Representatives (as defined below) and the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof) with respect to (i) the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 2,400,000 shares (the “Underwritten Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and (ii) the option to purchase by the Underwriters, acting severally and not jointly, of an aggregate of up to 360,000 shares of Common Stock (the “Option Shares,” and together with the Underwritten Shares, the “Shares”).

References to the forward sale agreements are to the letter agreements (each, a “Forward Sale Agreement,” and collectively, the “Forward Sale Agreements”), dated the date hereof, between the Company and each of Bank of America, N.A., JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and Bank of Montreal (the “Forward Purchasers”), relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as defined in the Forward Sale Agreements), of a number of shares of Common Stock equal to the number of Borrowed Shares (as defined below) sold by the respective Forward Sellers to the Underwriters pursuant to this underwriting agreement (this “Agreement”).

BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”).

The Underwritten Shares sold by the Forward Sellers are referred to as the “Borrowed Underwritten Shares.” The Option Shares sold by the Forward Sellers are referred to as the “Borrowed Option Shares.” The Borrowed Underwritten Shares and the Borrowed Option Shares are collectively referred to as the “Borrowed Shares.” The Company Top-Up Underwritten Shares and the Company Top-Up Option Shares (as defined below) are collectively referred to as the “Top-Up Shares.”

The Company, the Forward Sellers and the Forward Purchasers understand that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-270557) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”), which automatic shelf registration statement became automatically effective upon filing under Rule 462(e) promulgated under the 1933 Act (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B promulgated under the 1933 Act (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form

S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement and the base prospectus contained in the Registration Statement used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the execution and delivery of this Agreement, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) promulgated under the 1933 Act (“Rule 424(b)”). The final prospectus supplement and the base prospectus contained in the Registration Statement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the execution and delivery of this Agreement, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:45 P.M., New York time, on August 14, 2024 or such other time as agreed by the Company, the Forward Sellers and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses (as defined below) issued prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed by the Underwriters to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 promulgated under the 1933 Act (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 (as defined below)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of paragraph (d)(8)(i) of Rule 433, whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to paragraph (d)(5)(i) of Rule 433 because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to paragraph (g) of Rule 433.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Rule 163,” “Rule 164,” “Rule 405” and “Rule 415” refer to such rules promulgated under the 1933 Act.

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each of the Underwriters, the Forward Sellers and the Forward Purchasers as of the date hereof, the Applicable Time, the Closing Time (as defined below) and each Date of Delivery (as defined below), if any, and agrees with each of the Underwriters, the Forward Sellers and the Forward Purchasers, as follows:

(i) Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” under Rule 405, and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) promulgated under the 1933 Act (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Underwriters and the Forward Sellers pursuant to paragraph (f)(2) of Rule 430B, complied and will comply in all material respects with the requirements of the 1933 Act. Each preliminary prospectus, at the time it was filed, complied and the Prospectus and any amendment or supplement thereto, as of their respective issue dates, complied and will comply in all material respects with the requirements of the 1933 Act. Each preliminary prospectus and the Prospectus delivered to the Underwriters and the Forward Sellers for use in connection with this offering was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, the Closing Time and each Date of Delivery, if any, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter or Forward Seller through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be (i) the statements set forth in the fifth paragraph under the heading “Underwriting,” (ii) the statements set forth in the first paragraph under the heading “Underwriting—Commissions, Discounts and Expenses” and (iii) the information under the heading “Underwriting—Price Stabilization and Short Positions”, in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the 1933 Act on the date of the first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the 1933 Act. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, provided that such consent is deemed to have been given with respect to each Issuer Free Writing Prospectus identified on Schedule B-2.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of paragraph (c) of Rule 163) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v) Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Shares, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1934 Act and the Public Company Accounting Oversight Board.

(vii) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules, if any, included or incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements included therein. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, or related tenants, as the case may be, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in all material respects in accordance with the applicable financial statement requirements of the 1933 Act and the 1934 Act. The pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1934 Act. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission)

comply in all material respects with Regulation G of the 1934 Act and Item 10(e) of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the properties of the Company and its subsidiaries (the “Properties”) considered as a whole or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business, and (D) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Forward Sale Agreements; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(x) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. As of the date hereof, the only subsidiaries of the Company are (A) the subsidiaries listed on Schedule D hereto and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xi) Capitalization. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose; (ii) there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company; and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii) No Equity Awards. Except for grants disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not granted to any person or entity a stock option or other equity-based award of or to purchase Common Stock pursuant to an equity-based compensation plan or otherwise.

(xiii) Authorization and Description of this Agreement and the Forward Sale Agreements. This Agreement and the Forward Sale Agreements have been duly authorized, executed and delivered by the Company and conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The Forward Sale Agreements are legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(xiv) Description of Shares and Authorization of the Shares and the Confirmation Shares. The Shares and the shares of Common Stock that may be issued, sold and/or delivered pursuant to the Forward Sale Agreements (the “Confirmation Shares”) conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same. No holder of Shares or Confirmation Shares will be subject to personal liability by reason of being such a holder. The certificates to be used to evidence the Shares or the Confirmation Shares will, at the Closing Time, any Date of Delivery or upon settlement of a Forward Sale Agreement, as the case may be, be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange (“NYSE”). The Shares have been duly and validly authorized, and, when issued and delivered to and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights or other similar rights. A number of Common Stock equal to 5,520,000 has been duly authorized and reserved for issuance and delivery under the Forward Sale Agreements, and, when issued and delivered pursuant to the terms of the Forward Sale Agreements, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights or other similar rights.

(xv) No Registration. The issuance, sale and/or delivery by the Company of Confirmation Shares pursuant to the Forward Sale Agreements and delivery by the Forward Purchaser of such Confirmation Shares to close out open borrowings of Common Stock created in the course of its hedging activities do not and will not require registration under the 1933 Act.

(xvi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xvii) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the Properties or any other properties, assets or operations of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of the Properties or any of their respective other properties, assets or operations (each, a “Governmental Entity”), except, in the case of clause (C), for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Forward Sale Agreements and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder and thereunder, as applicable, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other properties, assets or operations of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(xviii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, tenants, operators or borrowers, which, in either case, would result in a Material Adverse Effect.

(xix) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the Company’s and its subsidiaries’ respective properties (including, without limitation, the Properties), assets or operations taken as a whole or the consummation of the transactions contemplated in this Agreement, the Forward Sale Agreements or the performance by the Company of its obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xx) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder and the Forward Sale Agreements, as applicable, in connection with the offering, sale and delivery of the Shares or its consummation of the transactions contemplated by this Agreement and the Forward Sale Agreements, as applicable, except such as have been already obtained or as may be required under the 1933 Act, the 1934 Act, the rules of the NYSE, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxii) Possession of Licenses and Permits. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary under applicable law to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of such Governmental Licenses of the Company and its subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii) Title to Property. (A) The Company, each of its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, has good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (1) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (2) do not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company, any of its subsidiaries or any Related Entity; (B) except as disclosed in the Registration Statement, the General Disclosure

Package and the Prospectus, none of the Company, any of its subsidiaries or any Related Entity owns any material real property other than the Properties; (C) each of the ground leases, subleases and sub-subleases relating to a Property, if any, material to the business of the Company and its subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company, any of its subsidiaries or any Related Entity, and (1) no material default or event of default has occurred under any ground lease, sublease or sub-sublease with respect to such Property and none of the Company, any of its subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease, sublease or sub-sublease and (2) none of the Company, any of its subsidiaries or any Related Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, any of its subsidiaries or any Related Entity under any of the ground leases, subleases or sub-subleases mentioned above, or affecting or questioning the rights of the Company, any of its subsidiaries or any Related Entity to the continued possession of the leased, subleased or sub-subleased premises under any such ground lease, sublease or sub-sublease; (D) all liens, charges, encumbrances, claims or restrictions on any of the properties (including the Properties), assets or operations of the Company, any of its subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; (E) no tenant under any of the leases at the Properties has a right of first refusal or an option to purchase the premises demised under such lease, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (G) the mortgages and deeds of trust that encumber certain of the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than certain other Properties; and (H) none of the Company, any of its subsidiaries or any Related Entity or, to the knowledge of the Company, any lessee of any of the Properties is currently in default under any of the leases governing the Properties and none of the Company, any of its subsidiaries or any Related Entity knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxiv) Joint Venture Agreements. Each of the partnership agreements, limited liability company agreements or other joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to one or more of the Properties, has been duly authorized, executed and delivered by the Company or its subsidiaries, as applicable, and constitutes the legal, valid and binding agreement thereof, enforceable in accordance with its terms, except, in each case, to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(xxv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxvi) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, any of its subsidiaries, any of the Properties, or to the knowledge of the Company, any Related Entity, is in material violation of any Environmental Laws (as defined below), (B) the Company, its subsidiaries and the Properties, and, to the knowledge of the Company, the Related Entities, have all material permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Company, any of its subsidiaries or, to the Company’s knowledge, any Related Entity or otherwise with regard to the Properties, (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Properties, the Company, any of its subsidiaries or any Related Entity, relating to Hazardous Materials or any Environmental Laws, and (E) none of the Properties is included or, to the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental body or agency having or claiming jurisdiction over such Properties pursuant to any other Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxvii) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 promulgated under the 1934 Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no significant deficiency or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has adversely affected, or is reasonably likely to adversely affect, the Company’s internal control over financial reporting. The auditors of the Company and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company and its subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and its subsidiaries. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 promulgated under the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxviii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2023 have been filed and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxx) ERISA. The Company is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability. The Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”. Each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect.

(xxxi) Business Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied, except where any such denial would not result in a Material Adverse Effect.

(xxxii) Title Insurance. The Company and its subsidiaries and each Related Entity carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property, except where the absence of such insurance would not singly or in the aggregate result in a Material Adverse Effect.

(xxxiii) Investment Company Act. The Company is not required, and upon the issuance, sale and/or delivery and sale of any Top-Up Shares or any Confirmation Shares upon settlement of the Forward Sale Agreements and the application of the net proceeds therefrom, each as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxiv) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any such affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the 1934 Act.

(xxxv) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

(xxxvi) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, affiliate of the Company or any of its subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, the so-called Donetsk People’s Republic, Iran, the so-called Luhansk People’s Republic, North Korea and Syria); and the Company will not directly or indirectly use the proceeds from the sale of any Top-Up Shares or from the settlement of the Forward Sale Agreements, as the case may be, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company and its subsidiaries have not knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country or territory that is the subject or the target of Sanctions.

(xxxviii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any Underwriter, any Forward Seller or any Forward Purchaser or bank, lending or other affiliate of any Underwriter, any Forward Seller or any Forward Purchaser and (ii) does not intend to use any of the proceeds from the sale of any Top-Up Shares or from the settlement of the Forward Sale Agreements, as the case may be, to repay any outstanding debt owed to any Underwriter, any Forward Seller or any Forward Purchaser or any affiliate thereof.

(xxxix) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xl) Real Estate Investment Trust. Commencing with its taxable year ended December 31, 1991, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code. The proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2024 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(xli) Approval of Listing. The Shares and the Confirmation Shares have been approved for listing on the NYSE, subject only to official notice of issuance.

(xlii) Distributions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders, and (B) no subsidiary of the Company is prohibited, directly or indirectly, from making any distributions to the Company or any other subsidiary of the Company, from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company or any other subsidiary of the Company.

(xliii) Certain Relationships. No relationship, direct or indirect, exists between the Company, on the one hand, and the directors, officers, stockholders, partners, tenants, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(xliv) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(xlv) Cybersecurity. (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives, the Forward Sellers, the Forward Purchasers or their counsel shall be deemed a representation and warranty by the Company to each of the Underwriters, the Forward Sellers and the Forward Purchasers as to the matters covered thereby.

(c) Representations and Warranties by the Forward Sellers. Each of the Forward Sellers represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time, and agrees with each Underwriter, as follows:

(i) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by such Forward Seller.

(ii) Authorization of the Forward Sale Agreements. The Forward Sale Agreement between the Company and the related Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(iii) Borrowed Shares. Such Forward Seller shall, at the Closing Time and each Date of Delivery, if any, have the free and unqualified right to transfer any Borrowed Shares, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming that each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

SECTION 2. Sale and Delivery to Underwriters.

(a) Underwritten Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Sellers (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares) agrees to sell to the Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Forward Sellers (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares), the respective number of Underwritten Shares set forth in Schedule A hereto opposite such Underwriter’s name at $68.40 per share (the “Purchase Price”). The obligations of the Forward Sellers to sell the Borrowed Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the respective number of Borrowed Underwritten Shares set forth opposite its name in Schedule A.

(b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Sellers (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares) grant the option to purchase by the Underwriters, acting severally and not jointly, up to the number of (i) Borrowed Option Shares set forth in Schedule A (in the case of the Forward Sellers) and (ii) Company Top-Up Option Shares (in the case of the Company), in each case at the Purchase Price, less an amount per share equal to any distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Forward Sellers, the Forward Purchasers and the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares (which time and date of payment and delivery shall be at least one business day after the date of delivery of such notice, other than any notice requesting delivery of the Option Shares at the Closing Time). Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Underwritten Shares set forth in Schedule A opposite the name of such Underwriter (or such number increased as set forth in Section 11 hereof) bears to the total number of Underwritten Shares, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Conditions. If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Time or any Date of Delivery, as the case may be, as if made as of the Closing Time or any Date of Delivery, as the case may be, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement or the Forward Sale Agreements on or prior to the Closing Time or any Date of Delivery, as the case may be, (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Closing Time or any Date of Delivery, as the case may be, (iv) this Agreement shall have been terminated pursuant to Section 10 hereof on or prior to the Closing Time or any Date of Delivery, as the case may be, or the Closing Time or any Date of Delivery, as the case may be, shall not have occurred, (v) any of the conditions set forth in Section 3 of the Forward Sale Agreements shall not have been satisfied on or prior to the Closing Time or any Date of Delivery, as the case may be, or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the Closing Time or any Date of Delivery, as the case may be, as if made as of the Closing Time or any Date of Delivery, as the case may be (clauses (i) through (vi), together, the “Conditions”), then each Forward Seller, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, if, in the event that a Forward Seller (or its affiliate) determines in its good faith and commercially reasonable judgment that (i) it or its affiliate is unable to, or it would be impractical for it or its affiliate to, borrow and deliver for sale some or all of the number of Borrowed Shares that it has agreed to sell and deliver pursuant to this Agreement or (ii) it or its affiliate would incur a stock loan cost of more than 200 basis points per annum to do so, then such Forward Seller shall only be required to borrow and deliver for sale to the Underwriters at the Closing Time or any Date of Delivery, as the case may be, the number of shares of Common Stock that it or its affiliate is able to (and where it is practical for it or its affiliate to) so borrow and deliver, at or below such cost.

(d) Notice. If a Forward Seller elects not to, or is otherwise not required to, borrow and deliver for sale to the Underwriters pursuant to the preceding paragraph at the Closing Time or on any Date of Delivery, as the case may be, then such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 9:00 a.m. (New York time) on the Closing Time or such Date of Delivery, as the case may be. In no event will the Company be required to issue or deliver the applicable Top-Up Shares prior to the business day following notice to the Company of the relevant number of Shares so deliverable in accordance with this Section.

SECTION 3. Delivery for Payment; Closing.

(a) Payment for Underwritten Shares. Payment for the Underwritten Shares shall be made by the Underwriters to the Forward Sellers (with respect to the Borrowed Underwritten Shares) or to the Company (with respect to any Company Top-Up Underwritten Shares) by wire transfer of immediately available funds to bank accounts designated by the Forward Sellers or the Company, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Underwritten Shares to be purchased by them at 9:00 A.M. (New York time) on August 16, 2024, or such other time not later than ten business days after such date as shall be agreed upon by the applicable parties, or as provided in Section 11 or Section 12 hereof (such date and time of delivery and payment for such Underwritten Shares being herein called the “Closing Time”). Delivery of the Underwritten Shares shall be made, and the Underwritten Shares shall be registered in, the name of Cede & Co. as nominee of The Depository Trust Company, and available for checking in New York, New York not later than 4:00 P.M. (New York time) on the business day prior to the Closing Time, or as otherwise agreed to by the applicable parties.

(b) Payment for Option Shares. Payment for any Option Shares shall be made by the Underwriters to the Forward Sellers (with respect to any Borrowed Option Shares) or to the Company (with respect to any Company Top-Up Option Shares) by wire transfer of immediately available funds to bank accounts designated by the Forward Sellers or the Company, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Option Shares to be purchased by them at 9:00 A.M. (New York time) on such Date of Delivery, if any, or such other time not later than ten business days after such date as shall be agreed upon by the applicable parties, or as provided in Section 11 or Section 12 hereof. Delivery of any Option Shares shall be made, and any Option Shares shall be registered in, the name of Cede & Co. as nominee of The Depository Trust Company, and available for checking in New York, New York not later than 4:00 P.M. (New York time) on the business day prior to each Date of Delivery, if any, or as otherwise agreed to by the applicable parties.

SECTION 4. Covenants of the Company. The Company covenants with each of the Underwriters, the Forward Sellers and the Forward Purchasers as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives, the Forward Sellers and the Forward Purchasers as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on paragraph (8) of Rule 424(b)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as practicable. In the event of any issuance of a notice of objection by the Commission, the Company will take all action reasonably necessary to permit offers and sales of Shares, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares within the time required The Company shall pay the required Commission filing fees relating to the Shares within the time required by paragraph (b)(1)(i) of Rule 456 promulgated under the 1933 Act (“Rule 456”) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and Rule 457(r) promulgated under the 1933 Act (“Rule 457(r)”).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 promulgated under the 1933 Act (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, the Forward Sellers and the Forward Purchasers or counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, by the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act or the 1934

Act, the Company will promptly and at its expense (A) give the Representatives, the Forward Sellers and the Forward Purchasers notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements, a reasonable amount of time prior to its proposed filing or use, furnish the Representatives, the Forward Sellers and the Forward Purchasers with copies of any such amendment or supplement, and (C) file with the Commission any such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Representatives, the Forward Sellers, the Forward Purchasers or their counsel shall reasonably object.

(c) Filing or Use of Amendments and Supplements. The Company will furnish to the Underwriters, the Forward Sellers and the Forward Purchasers such number of copies of such amendment or supplement as the Underwriters, the Forward Sellers or the Forward Purchasers may reasonably request. The Company has given the Representatives, the Forward Sellers and the Forward Purchasers notice of any filings made pursuant to the 1934 Act within 48 hours prior to the Applicable Time to the Closing Time and will furnish the Representatives, the Forward Sellers and the Forward Purchasers with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives, the Forward Sellers and the Forward Purchasers or their counsel shall reasonably object.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives, the Forward Sellers, the Forward Purchasers and their counsel, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriters, the Forward Sellers, the Forward Purchasers and their counsel will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company will furnish to each of the Underwriters, the Forward Sellers and the Forward Purchasers, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter, such Forward Seller or such Forward Purchaser may reasonably request. The Company will also furnish, upon request of any Underwriter, any Forward Seller or any Forward Purchaser copies of the Prospectus (as amended or supplemented) to each exchange or market which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished to the Underwriters, the Forward Sellers and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, the Forward Sellers and the Forward Purchasers to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives, the Forward Sellers or the Forward Purchasers may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters and the Forward Sellers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of any Top-Up Shares and the settlement of the Forward Sale Agreements in the manner specified in the Prospectus under the caption “Use of Proceeds.”

(i) Listing. The Company will use its reasonable efforts to effect and maintain the listing of the Common Stock (including the Shares and the Confirmation Shares) on the NYSE.

(j) Restriction on Sale of Shares. During a period of 60 days from the date of the Prospectus (the “Restricted Period”), the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold by the Company hereunder, (B) the entrance into the Forward Sale Agreements and the issuance, sale and delivery by the Company of shares of Common Stock pursuant to the Forward Sale Agreements, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this Agreement and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus and (E) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) Reporting Requirements. The Company, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act. Additionally, the Company shall report the use of proceeds from the sale of any Top-Up Shares and the settlement of the Forward Sale Agreements as may be required under Rule 463 promulgated under the 1933 Act.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, the Forward Sellers and the Forward Purchasers, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that the Representatives, the Forward Sellers and the Forward Purchasers will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of paragraph (d)(8)(i) of Rule 433 that has been reviewed by the Representatives, the Forward Sellers and the Forward Purchasers. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives, the Forward Sellers and the Forward Purchasers as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives, the Forward Sellers and the Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Absence of Manipulation. Except as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares or a violation of Regulation M under the 1934 Act.

(n) REIT Qualification. The Company will use its best efforts to meet the requirements to continue to qualify for taxation as a REIT, for its taxable year ending December 31, 2024 and the Company will use its best efforts to continue to meet the requirements to qualify for taxation as a REIT under the Code thereafter until the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

(o) Compliance with the Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(p) Renewal Deadline. If any Shares remain unsold prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), the Company will, prior to the Renewal Deadline, file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in form and substance reasonably satisfactory to the Underwriters and the Forward Sellers. If the Company is not eligible to file an automatic shelf registration statement at such time, then the Company will, prior to the Renewal Deadline, file a new shelf registration statement on the proper form relating to the Shares, in form and substance reasonably satisfactory to the Underwriters, and use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective as promptly as practicable after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(q) Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, when any Shares remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters and the Forward Sellers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers, (iii) use its reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Underwriters, the Forward Sellers and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

SECTION 5. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and the Forward Sale Agreements, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters, the Forward Sellers and the Forward Purchasers of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters, to investors, (iii) the preparation, issuance and delivery of the certificates for the Common Stock to the Underwriters, the Forward Sellers and the Forward Purchasers, including any stock or other transfer taxes and any stamp or other duties payable upon the issuance, sale and/or delivery of the Shares or the Confirmation Shares, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Common Stock, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of aircraft chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters, the Forward Sellers and the Forward Purchasers in connection with, the review by FINRA of the terms of the sale of the Shares, (ix) the fees and expenses incurred in connection with the listing of the Shares and the Confirmation Shares on the NYSE, (x) the registration of the Confirmation Shares under the 1934 Act and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) hereof. Except as expressly set forth in Section 5(a), Section 5(b), Section 7 and Section 8 hereof, the Underwriters, the Forward Sellers and the Forward Purchasers shall pay their own expenses, including fees and disbursements of their counsel and other advisors.

(b) Termination of this Agreement. If this Agreement is terminated by the Representatives, the Forward Sellers or the Forward Purchasers in accordance with the provisions of Section 6, Section 10(a)(i) or (iii) or Section 12 hereof, the Company shall reimburse the Underwriters, the Forward Sellers and the Forward Purchasers (and, in the case of Section 12, excluding the defaulting Underwriters) for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, the Forward Sellers and the Forward Purchasers.

SECTION 6. Conditions of the Underwriters’ and the Forward Sellers’ Obligations. The obligations of the Underwriters and the Forward Sellers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement became effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request, if any, from the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, the Forward Sellers and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by paragraph (b)(1)(i) of Rule 456 without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with paragraph (b)(1)(ii) of Rule 456 either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinions of Counsel for the Company. At the Closing Time, the Representatives, the Forward Sellers and the Forward Purchasers shall have received the favorable opinions, dated the Closing Time, of Hogan Lovells US LLP, reasonably satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers, together with signed or reproduced copies of each such letter for each of the other Underwriters, to the effect set forth in Exhibits A-1 and A-2 hereto and to such further effect as counsel to the Underwriters, the Forward Sellers and the Forward Purchasers may reasonably request.

(c) Opinion of Counsel for the Underwriters, the Forward Sellers and the Forward Purchasers. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, the Forward Sellers and the Forward Purchasers, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Representatives, the Forward Sellers or the Forward Purchasers shall reasonably request. In giving such opinion, such counsel may rely upon the opinion of Hogan Lovells US LLP, as to all matters governed by the laws of the State of Maryland. Such counsel may also state that, insofar as such opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in or affecting the Properties considered as a whole or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives, the Forward Sellers and the Forward Purchasers shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Financial or Chief Accounting Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement and the Forward Sale Agreements are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e) Comfort Letter from BDO USA, P.C. At the time of the execution of this Agreement, the Representatives and the Forward Sellers shall have received from BDO USA, P.C. a letter, dated such date, in form and substance reasonably satisfactory to the Representatives and the Forward Sellers, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Comfort Letter from Moyer, Devoe & Iocco, PLLC. At the time of the execution of this Agreement, the Representatives and the Forward Sellers shall have received from Moyer, Devoe & Iocco, PLLC, a letter dated such date, in form and substance reasonably satisfactory to the Representatives and the Forward Sellers, in its capacity as the independent registered public accounting firm of Senior Living Communities LLC, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Senior Living Communities, LLC included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Chief Financial or Chief Accounting Officer’s Certificate. At the Closing Time, the Representatives, the Forward Sellers and the Forward Purchasers shall have received a certificate of the Chief Financial or Chief Accounting Officer of the Company, dated as of the Closing Time, substantially in the form of Exhibit C hereto, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(h) Bring-down Comfort Letter from BDO USA, P.C. At the Closing Time, the Representatives and the Forward Sellers shall have received from BDO USA, P.C. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Bring-down Comfort Letter from Moyer, Devoe & Iocco, PLLC. At the Closing Time, the Representatives and the Forward Sellers shall have received from Moyer, Devoe & Iocco, PLLC a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(f) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) Approval of Listing. At the Closing Time, the Shares and the Confirmation Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(l) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company and the Forward Sellers contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives, the Forward Sellers and the Forward Purchasers shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, Chief Executive Officer or the President of the Company and of the Chief Financial or Chief Accounting Officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for the Company. The favorable opinions of Hogan Lovells US LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, the Forward Sellers and the Forward Purchasers, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(iii) Opinion of Counsel for the Underwriters, the Forward Sellers and the Forward Purchasers. The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, the Forward Sellers and the Forward Purchasers, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(iv) Bring-down Comfort Letter from BDO USA, P.C. A letter from BDO USA, P.C., in form and substance satisfactory to the Representatives and the Forward Sellers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives and the Forward Sellers pursuant to Section 6(h) hereof, except that the “specified date” in the letter furnished pursuant to this Section shall be a date not more than three business days prior to such Date of Delivery.

(v) Bring-down Comfort Letter from Moyer, Devoe & Iocco, PLLC. A letter from Moyer, Devoe & Iocco, PLLC, in form and substance satisfactory to the Representatives and the Forward Sellers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives and the Forward Sellers pursuant to Section 6(i) hereof, except that the “specified date” in the letter furnished pursuant to this Section shall be a date not more than three business days prior to such Date of Delivery.

(m) Additional Documents. At the Closing Time, and at each Date of Delivery, if any, counsel for the Underwriters, the Forward Sellers and the Forward Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to deliver the opinion contemplated by Section 6(c) hereof, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions contained in this Agreement or the Forward Sale Agreements; and all proceedings taken by the Company in connection with the issuance, sale and delivery of the Shares and the Confirmation Shares shall be reasonably satisfactory in form and substance to the Representatives, the Forward Sellers, the Forward Purchasers and their counsel.

(n) Termination of this Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, then this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives, the Forward Sellers or the Forward Purchasers by notice to the Company, at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that, in the case of any termination of the Agreement, Sections 1, 7, 9, 14, 15, 16 and 17 hereof shall survive such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification of the Underwriters, the Forward Sellers and the Forward Purchasers. The Company agrees to indemnify and hold harmless each of the Underwriters, the Forward Sellers, the Forward Purchasers and their affiliates (as such term is defined in Rule 501(b) promulgated under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter, any Forward Seller or any Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (A) any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives, the Forward Sellers and the Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Company, its Directors and its Officers. Each Underwriter severally and not jointly. agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a), counsel for the indemnified parties shall be selected by the Representatives, the Forward Sellers or the Forward Purchasers, as applicable, and in the case of parties indemnified pursuant to Section 7(b), counsel for the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel for the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel for the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, the Forward Sellers and the Forward Purchasers, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, the Forward Sellers and the Forward Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the parties shall be deemed to be in the same respective proportions as (x) in the case of the Company, the total net proceeds (before deducting expenses) from the offering of the Shares and from the settlement of the Forward Sale Agreements, assuming Physical Settlement (as defined in the Forward Sale Agreements) received by the Company, (y) in the case of the Underwriters, the total underwriting discount received by the Underwriters and (z) in the case of the Forward Sellers and the Forward Purchasers, the Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements and net of any costs associated therewith, as reasonably determined by the Forward Sellers.

The relative fault of the Company, on the one hand, and the Underwriters or the Forward Sellers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Shares underwritten by it and distributed to the public, and (ii) no Forward Seller shall not be required to contribute an amount in excess of the aggregate Spread retained by the applicable Forward Purchaser under the applicable Forward Sale Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter, a Forward Seller or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, any Affiliate and any of their respective selling agents shall have the same rights to contribution as such Underwriter, such Forward Seller or such Forward Purchaser, as applicable, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The respective obligations of the Underwriters and the Forward Sellers to contribute pursuant to this Section 8 are several in proportion to the number of Underwritten Shares or Borrowed Underwritten Shares, respectively, set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, any Forward Seller or any Forward Purchaser or their respective affiliates or selling agents, officers or directors or any person controlling such party, the Company or its officers or its directors, or any person controlling the Company, and (ii) delivery of and payment for the Shares.

SECTION 10. Termination of this Agreement.

(a) Termination; General. The Representatives, the Forward Sellers or the Forward Purchasers may terminate this Agreement, by notice to the other parties hereto, as hereinafter specified, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, the Forward Sellers or the Forward Purchasers since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, the Forward Sellers or the Forward Purchasers, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE, the NYSE MKT or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or, with respect to Clearstream Banking S.A., or Euroclear Bank SA/NV, systems in Europe, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that, in the case of any termination of this Agreement, Sections 1, 7, 8, 9, 16 and 17 hereof shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters fails at the Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(i) if the number of Defaulted Securities exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to each Date of Delivery, if any, which occurs after the Closing Time, the obligation of the Underwriters to purchase, and of the Forward Sellers (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares) to sell, the Option Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter, the Forward Sellers, the Forward Purchasers or the Company, except for the expenses to be borne by the Company and the Underwriters, the Forward Sellers and the Forward Purchasers as provided in Section 5 hereof and the indemnity and contribution agreements in Sections 7 and 8 hereof.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Forward Sellers (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares) to sell the relevant Option Shares, as the case may be, either the (i) Representatives or (ii) Company shall have the right to postpone the Closing Time or the Relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Additional Issuance and Sale by the Company.

(a) Top-Up Shares. In the event that any Forward Seller elects not to, or is otherwise not required to, borrow and deliver any Borrowed Shares for sale to the Underwriters pursuant to Section 2 hereof at the Closing Time or on a Date of Delivery, as applicable, then the Company shall issue and sell to the Underwriters, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Shares deliverable by such Forward Seller hereunder that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Time or Date of Delivery, as the case may be, for a period not exceeding three business days to effect any required changes in any documents or arrangements. The Common Stock sold by the Company to the Underwriters pursuant to this Section 12(a): (i) in lieu of any Borrowed Underwritten Shares are referred to as the “Company Top-Up Underwritten Shares,” and (ii) in lieu of any Borrowed Option Shares are referred to as the “Company Top-Up Option Shares.”

(b) Borrowed Shares. None of the Forward Sellers and the Forward Purchasers shall have any liability whatsoever for any Borrowed Shares that such Forward Seller does not deliver and sell to the Underwriters or any other party if such Forward Seller elects not to, or is otherwise not required to, borrow and deliver for sale to the Underwriters pursuant to Section 2 hereof.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters or Forward Sellers shall be directed to BofA Securities, Inc., One Bryant Park, New York, NY 10036, Email: dg.ecm_execution_services@bofa.com, Attention: Syndicate Department, with a copy to Email: dg.ecm_legal@bofa.com, Attention: ECM Legal; J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Equity Syndicate Desk; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001,

Attention: Equity Syndicate Department, Facsimile: (212) 214-5918; or BMO Capital Markets Corp., 151 W 42nd Street, 32nd Floor, New York, NY 10036, Attention: Brian Riley, Telephone: (212) 605-1414, Facsimile: (212) 885-4165. Notices to the Forward Purchasers shall be directed to Bank of America, N.A., One Bryant Park, New York, New York 10036, Email: dg.issuer_derivatives_notices@bofa.com; JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10179, EDG Marketing Support, E-mail: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com, Facsimile: (866) 886-4506; Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, Facsimile: (212) 214-5918; or Bank of Montreal, 55 Bloor Street West, 18th Floor, Toronto, Ontario M4W 1A5, Canada, Attention: Manager, Derivatives Operations, Facsimile: (416) 552-7904, Telephone: (416) 552-4177, with a copy to: Bank of Montreal, 100 King Street West, 20th Floor, Toronto, Ontario M5X 1A1, Canada, Attention: Associate General Counsel & Managing Director, Derivatives Legal Group, Facsimile: (416) 956-2318. Notices to the Company shall be directed to National Health Investors, Inc., 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, Attention: Chief Financial Officer, Email: jlspaid@nhireit.com, Facsimile: 1-615-225-3030.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Forward Sellers, the Forward Purchasers, their respective Affiliates, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Forward Sellers, the Forward Purchasers, their respective Affiliates, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters and the Forward Sellers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. Effect of Headings. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Absence of Fiduciary Relationship.

The Company acknowledges and agrees that: (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the initial public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction among the Company, the Underwriters, the Forward Sellers, the Forward Purchasers and any affiliate or affiliates through which the Underwriters, the Forward Sellers or the Forward Purchasers may be acting; (b) in connection with the offering of the Shares and the process leading thereto, each of the Underwriters, the Forward Sellers and the Forward Purchasers is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or its respective stockholders, creditors, employees or any other party; (c) none of the Underwriters, the Forward Sellers and the Forward Purchasers has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares or the process leading thereto (irrespective of whether such Underwriter, such Forward Seller or such Forward Purchaser has advised or is currently advising the Company or any of its subsidiaries on other matters) and none of the Underwriters, the Forward Sellers and the Forward Purchasers has any obligation to the Company with respect to the offering of the Shares except the obligations expressly set forth in this Agreement; (d) the Underwriters, the Forward Sellers, the Forward Purchasers or their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (e) the Underwriters, the Forward Sellers and the Forward Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 20. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 21. Recognition of the U.S. Special Resolution Regimes.

In the event that any Underwriter, any Forward Seller or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, such Forward Seller or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter, any Forward Seller or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Underwriter, such Forward Seller or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, such Forward Seller or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 22. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

NATIONAL HEALTH INVESTORS, INC.

By:	/s/ John L. Spaid
Name: John L. Spaid
Title: Executive Vice President of Finance, Chief Financial Officer and Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

By: BOFA SECURITIES, INC.

By:	/s/ Gray Hampton
Name: Gray Hampton
Title: Vice Chair

By: J.P. MORGAN SECURITIES LLC

By:	/s/ Samantha Carter
Name: Samantha Carter
Title: Vice President

By: WELLS FARGO SECURITIES, LLC

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Executive Director

By: BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

For themselves, in their respective capacities as Representatives of the other Underwriters named in Schedule A hereto and as Forward Sellers.

CONFIRMED AND ACCEPTED,
as of the date first above written:

By: BANK OF AMERICA, N.A.

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

By: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Santosh Sreenivasan
Name: Santosh Sreenivasan
Title: Managing Director

By: WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

By: BANK OF MONTREAL

By:	/s/ Brian Riley
Name: Brian Riley
Title: Managing Director, Global Markets

As Forward Purchasers, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement.

SCHEDULE A

Underwriter	Number of Underwritten Shares to be Purchased
BofA Securities, Inc.	528,000
J.P. Morgan Securities LLC	456,000
Wells Fargo Securities, LLC	456,000
BMO Capital Markets Corp.	384,000
Regions Securities LLC	168,000
KeyBanc Capital Markets Inc.	168,000
Stifel, Nicolaus & Company, Incorporated	108,000
Huntington Securities, Inc.	108,000
PNFP Capital Markets, Inc.	24,000

Total	2,400,000

Forward Seller	Number of Borrowed Underwritten Shares to be Sold	Maximum Number of Borrowed Option Shares to be Sold
BofA Securities, Inc.	600,000	90,000
J.P. Morgan Securities LLC	600,000	90,000
Wells Fargo Securities, LLC	600,000	90,000
BMO Capital Markets Corp.	600,000	90,000

Total	2,400,000	360,000

Sch A-1

SCHEDULE B-1

Pricing Terms

1.	The number of Underwritten Shares: 2,400,000 shares of Common Stock.

2.	The number of Option Shares: up to 360,000 shares of Common Stock.

3.	The number of Shares: up to 2,760,000 shares of Common Stock.

4.	The initial public offering price of the Shares: $71.25 per share of Common Stock.

5.	The initial forward sale price of the Borrowed Underwritten Shares: $68.40 per share of Common Stock.

SCHEDULE B-2

Free Writing Prospectuses

None.

Sch B-1

SCHEDULE C

List of Persons and Entities Subject to Lock-up

W. Andrew Adams

Robert A. McCabe, Jr.

Robert T. Webb

James R. Jobe

Charlotte Swafford

Robert G. Adams

Tracy M. J. Colden

D. Eric Mendelsohn

Kristin S. Gaines

Kevin C. Pascoe

John L. Spaid

David L. Travis

Sch C-1

SCHEDULE D

SUBSIDIARIES

1. NHI/REIT, Inc.

2. Florida Holdings IV, LLC

3. Inchin Along, LLC

4. NHI REIT of Alabama, L.P.

5. NHI-REIT of California, LP

6. NHI/REIT of Florida, L.P.

7. NHI-REIT of Georgia, L.P.

8. NHI-REIT of Idaho, L.P.

9. NHI-REIT of Missouri, LP

10. NHI-REIT of South Carolina, L.P.

11. NHI-REIT of Virginia, L.P.

12. NHI/Anderson, LLC

13. NHI/Laurens, LLC

14. Texas NHI Investors, LLC

15. NHI-REIT of Oregon, LLC

16. NHI-REIT of Florida, LLC

17. NHI-REIT of Maryland, LLC

18. NHI-REIT of Minnesota, LLC

19. NHI-REIT of Tennessee, LLC

20. NHI Selah Properties, LLC

21. NHI-REIT of Northeast, LLC

22. NHI-REIT of Wisconsin, LLC

23. NHI-REIT of Ohio, LLC

24. NHI-REIT of Washington, LLC

25. NHI-REIT of Next House, LLC

26. NHI-SS TRS, LLC

27. NHI-Bickford RE, LLC

28. Care YBE Subsidiary LLC

29. Myrtle Beach Retirement Residence LLC

30. Voorhees Retirement Residence LLC

31. NHI-REIT of Axel, LLC

32. NHI-REIT of Michigan, LLC

33. NHI-REIT of Seaside, LLC

34. NHI-REIT of Bickford, LLC

35. NHI-REIT of Evergreen, LLC

36. NHI-REIT of North Carolina, LLC

37. NHI-REIT of TX-IL, LLC

38. NHI-REIT of CCWH, LLC

39. NHI-REIT of DSL PropCo, LLC

40. NHI-REIT of Colorado, LLC

41. NHI-REIT of Indiana, LLC

42. NHI-LCS TRS, LLC

43. NHI-LCS JV I, LLC

44. Timber Ridge OpCo, LLC

Sch D-1

45. NHI-REIT of Oklahoma, LLC

46. NHI-REIT of DSL PropCo II, LLC

47. NHI-Discovery I TRS, LLC

48. NHI-Merrill I TRS, LLC

49. NHI PropCo Member LLC

Sch D-2